UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On March 16, 2006, the Board of Directors of Del Monte Foods Company (“Del Monte” or the “Company”) amended and restated the Del Monte Foods Company Non-Employee Director Compensation Plan, effective immediately following the Company’s 2006 annual meeting of stockholders. All Del Monte directors other than Richard G. Wolford, the Company’s Chief Executive Officer, are currently eligible under the Plan.
     Under the Del Monte Foods Company Non-Employee Director Compensation Plan as currently in effect and prior to such amendment, each eligible director earns an annual retainer consisting of $35,000 cash, paid in quarterly installments, and $35,000 worth of Del Monte common stock, issued in quarterly installments under the Del Monte Foods Company 2002 Stock Incentive Plan. In addition, each eligible director earns $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended; however, the chair of the Audit Committee earns $4,500 for each such meeting and the chair of the Compensation Committee earns $3,000 for each such meeting. Pursuant to the Del Monte Non-Employee Director Compensation Plan as currently in effect, each director who was a non-employee director on January 22, 2003 (the initial effective date of the adoption of the Non-Employee Directors Compensation Plan) also received an option on January 24, 2003 to purchase 15,000 shares of Del Monte common stock; eligible directors who join the Board of Directors after January 22, 2003 receive an initial option grant to purchase 15,000 shares of Del Monte common stock upon joining the Board. These 15,000 share option grants vest in equal installments over a three-year period. Subsequent to receiving the initial option grant, each eligible director also receives an annual option grant to purchase 5,000 shares of Del Monte common stock, which fully vests upon issuance.
     Under the Del Monte Foods Company Non-Employee Director Compensation Plan, as amended, each eligible director will earn an annual retainer of $60,000 cash, to be paid in quarterly installments, and $80,000 worth of restricted Del Monte common stock or restricted stock units. Such restricted stock or restricted stock units will vest over three years from the date of grant. Certain additional annual retainers will be paid in cash as follows, if applicable:

Lead Director	$15,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$12,000
Nominating and Corporate Governance Committee Chair	$10,000

In addition, each eligible director will earn $2,000 for each Board of Directors meeting attended. Members of the Compensation Committee and Nominating and Corporate Governance Committee will receive $1,500 for each committee meeting attended. Members of the Audit Committee and, unless otherwise determined by the Board of Directors, members of any special committee of the Board will receive $2,000 for each committee meeting attended. The amended Plan does not provide for option grants to non-employee directors.

     The Del Monte Foods Company Non-Employee Director Plan, as amended, continues to provide for travel reimbursement, confirm the ability of non-employee directors to defer certain compensation pursuant to the Del Monte Foods Company Non-Employee Director Deferred Compensation Plan, and require that “profit shares” attributable to option exercises be held for one year.
     The foregoing summary of the material provisions of the Del Monte Foods Company Non-Employee Director Plan, as amended effective immediately following the Company’s 2006 annual meeting of stockholders does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description
10.1	Del Monte Foods Company Non-Employee Director Plan, as amended effective immediately following the Company’s 2006 annual meeting of stockholders**

**	indicates a management contract or compensatory plan or arrangement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: March 20, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Del Monte Foods Company Non-Employee Director Plan, as amended effective immediately following the Company’s 2006 annual meeting of stockholders**

**	indicates a management contract or compensatory plan or arrangement

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